Exhibit 10.21

THIRD AMENDED AND RESTATED

CREDIT AGREEMENT

This Third Amended and Restated Credit Agreement (this “Agreement”) is entered into between Envoy Medical Corporation, a Minnesota corporation (the “Company”), and GAT Funding, LLC, a Minnesota limited liability company (the “Investor”), effective as of July 15, 2022.  The Company and Investor may be referred to herein individually as a “Party” or collectively as the “Parties.”

RECITALS

A.

The Parties have previously entered into that certain Credit Agreement, dated effective October 25, 2012, as amended by the Amendment No. 1 to Credit Agreement dated as of December 21, 2012, the Amendment No. 2 to Credit Agreement dated as of March 31, 2013, the Amendment No. 3 to Credit Agreement dated as of June 6, 2013, the Amendment No. 4 to Credit Agreement dated as of February 21, 2014, the Amendment No. 5 to Credit Agreement dated as of June 23, 2014, the Amendment No. 6 to Credit Agreement dated as of November 18, 2014, and Amendment No. 7 to Credit Agreement dated as of February 12, 2015, Amendment No. 8 to Credit Agreement dated as of November 16, 2015, Amendment No. 9 to Credit Agreement dated as of September 6, 2018, the Amended and Restated Credit Agreement dated as of November 25, 2019, and the Second Amended and Restated Credit Agreement dated as of March 8, 2021 (as cumulatively amended and restated, the “Prior Credit Agreement”).

B.

The Parties desire to amend the Prior Credit Agreement to provide for additional funding from Investor to the Company and to fully restate the terms of the Prior Credit Agreement for administrative efficiency.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Company and the Investor agree as follows:

1.DEFINITIONS.

1.1.General Definitions.  In this Agreement, the following terms shall have the following meanings:

“Affiliate” means, as to any Person, any other Person:  (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting stock or membership interests (units) of such Person; or (c) ten percent (10%) or more of the voting stock or membership interests (units) of which is directly or indirectly beneficially owned or held by the Person in question.  The term “control” means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, in no event shall Taylor, Investor or any Affiliate of either Taylor or Investor be deemed an Affiliate of the Company or any subsidiary of the Company.

“Agreement” means this Agreement, as amended, modified or supplemented from time to time, together with all exhibits and schedules attached or made a part hereof or thereof.

“Amended and Restated Note” means the secured convertible promissory note of even date herewith, in the aggregate maximum principal amount of $64,000,000, issued by the Company to Investor.  For the avoidance of doubt, the aggregate maximum principal amount includes the principal amount of $54,000,000 owed under the Existing Loans made under the Prior Credit Agreement plus the maximum of $10,000,000 of New Loan Advances that may be made under this Agreement.

“Availability Period” means the time period from the Closing Date until May 31, 2023.

“Budget” has the meaning specified in Section 8.1(b)(iv).

“Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Minnesota or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

“Change of Control” means (a) any sale, lease or transfer or series of sales, leases or transfers of all or substantially all of the assets of the Company; (b) any sale, transfer or issuance (or series of sales, transfers or issuances) of capital stock by the Company or the holders of Company capital stock such that the holders immediately prior to such transaction no longer have the ability to appoint a majority of the Board of Directors of the Company; or (c) any merger, consolidation, recapitalization or reorganization of the Company with or into another Person (whether or not the Company is the surviving corporation) that results in the inability of the holders of Company capital stock immediately prior to such merger, consolidation, recapitalization or reorganization to designate or elect a majority of the Board of Directors (or its equivalent) of the resulting entity or its parent company.

“Closing Date” means July 15, 2022.

“Collateral” means and includes all property and assets granted as collateral security for the Loan Obligations or other indebtedness, in favor of Investor pursuant to the Security Agreement, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, assignment of rents, assignment of leases, deed of trust, assignment, pledge, account control agreement, chattel mortgage, chattel trust, factor’s lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever; whether created by law, contract or otherwise.

“Company” has the meaning specified in the preamble.

“Debt” means:  (i) indebtedness for borrowed money or for the deferred purchase price of property or services; (ii) obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases; (iii) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause (i) or (ii) above or (v) through (vi) below; (iv) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA; (v) indebtedness in respect of mandatory redemption or mandatory dividend rights on equity interests but excluding dividends payable solely in additional equity interests; and (f) all obligations of a Person, contingent or otherwise, for the payment of money under any noncompete, consulting or similar agreement entered into with the seller of a company or its assets or any other similar arrangements providing for the deferred payment of the purchase price for an acquisition permitted hereby or an acquisition consummated prior to the date hereof.

“Default” means any event, fact, circumstance or condition that, after any requirement for the giving of applicable notice or passage of time or both has been satisfied, would constitute, be or result in an Event of Default.

“Disclosure Schedules” mean the schedules of exceptions to the representations and warranties of the Company contained in Article 7 of this Agreement, which schedules will be numbered to correspond to the numbering of the representations and warranties.  The Disclosure Schedules will be delivered by the Company to the Investor on the Closing Date and at the time of the delivery of any Request for Advance.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

“Events of Default” has the meaning specified in Section 9.1.

“Existing Loans” means all loans and advances made under the Prior Credit Agreement in the aggregate principal amount of $54,000,000.

“GAAP” means generally accepted accounting principles of the United States of America, consistently applied.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Investor” has the meaning specified in the preamble.

“Law” means, with respect to any Governmental Authority, any constitutional provision, law, statute, rule, regulation, ordinance, treaty, order, decree, judgment, decision, common law, holding injunction, Governmental Approval or requirement of such Governmental Authority.  Unless the context clearly requires otherwise, the term “Law” shall include each of the foregoing (and each provision thereof) as in effect at the time in question, including any amendments, supplements, replacements, or other modifications thereto or thereof, and whether or not in effect as of the date of this Agreement.

“Loan Obligations” means all obligations, indebtedness, and liabilities of the Company to Investor arising pursuant to any of the Transaction Documents, whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including the obligation of the Company to repay the Loans, interest on the Loans, and all fees, costs, and expenses (including reasonable attorneys’ fees and expenses) provided for in the Transaction Documents.

“Loans” means collectively the Existing Loans and the New Loans.

“Material Adverse Effect” means a material adverse effect with respect to (i) the business, assets, operations or other condition (financial or otherwise) of the Company; (ii) the ability of the Company to fully and timely perform the Loan Obligations; (iii) the legality, validity, binding effect or enforceability against the Company of the Transaction Documents to which it is a party; or (iv) the material rights, remedies and benefits available to, or conferred upon, Investor with respect to the Loan Obligations.

“Maturity Date” has the meaning specified for such term in the Amended and Restated Note.

“New Loan” means the loan from Investor to the Company pursuant to Section 3 in an aggregate amount not to exceed $10,000,000.

“New Loan Advance” means the funding by Investor of a portion of the New Loan pursuant to Section 3.

“Permitted Liens” means collectively, (i) any security interests or liens in favor of Investor, (ii) security interests or liens which are existing as of, and disclosed to Investor in writing prior to, the date hereof, (iii) security interests or liens arising in the ordinary course of business (such as (A) security interests or liens of carriers, warehousemen, mechanics and materialmen and other similar security interests or liens imposed by law and (B) security interests or liens in the form of deposits or pledges incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding security interests or liens arising under ERISA), (iv) security interests or liens that constitute purchase money security interests on any property securing debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such security interest or lien attaches to such property within 60 days of the acquisition thereof and attaches solely to the property so acquired, and (v) security interests or liens otherwise permitted by Investor in writing.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“Preferred Stock” means all shares of Series A Preferred Stock of the Company, whenever authorized or issued.

“Request for Advance” means a written request by the Company for a New Loan Advance made pursuant to the terms and conditions of this Agreement.

“Securities” has the meaning specified in Section 6.  “Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Pledge and Security Agreement between the Company and Investor dated as of October 25, 2012, as amended, modified or supplemented from time to time, together with all exhibits and schedules attached or made a part thereof.

“Taylor” has the meaning specified in the recitals.

“Termination Date” has the meaning specified in Section 10.10.

“Transaction Document” means any of this Agreement, the Amended and Restated Note, the Security Agreement, the Warrant and all other instruments, documents and agreements delivered by the Company pursuant to this Agreement or otherwise in connection herewith.

“UCC” means the Uniform Commercial Code as in effect in the State of Minnesota, as amended from time to time.

“Warrant” means the warrant for the purchase of shares of common stock of Envoy Medical Corporation, dated as of the Closing Date, issued by the Company.

1.2.Definitions; Interpretation.  All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein have the meanings ascribed thereto in the UCC.  References to “Sections,” “Exhibits” and “Schedules” are to Sections, Exhibits and Schedules, as the case may be, of this Agreement unless otherwise specifically provided.  Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.  Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.  The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.  If any conflict or inconsistency exists between this Agreement and any other Transaction Document.  this Agreement shall govern.  All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

2.EXISTING LOANS.

2.1.Existing Loans.  The Parties acknowledge that the $54,000,000 principal balance of the Existing Loans, together with $13,465,617 of accrued interest (through July 15, 2022), is outstanding and unpaid as of the Closing Date and will remain outstanding under the Amended and Restated Note.

2.2.Termination of Existing Loan Documents.  Effective as of the Closing Date:

(a)

The Amended and Restated Note replaces all of the Bridge Notes issued under the Prior Credit Agreement, and each and all of such Bridge Notes are hereby terminated with no additional obligation of the Company; and

(b)	This Agreement restates, supersedes and replaces the Prior Credit Agreement, including each of the nine amendments included therein.

3.ADDITIONAL LOAN.

3.1.Loan Advances.  Subject to the terms and conditions set forth in this Agreement, Investor agrees to make a New Loan to the Company, by means of multiple New Loan Advances during the Availability Period, in an aggregate amount not to exceed $10,000,000.  New Loan Advances borrowed, repaid, prepaid or converted to stock in the Company may not be re-borrowed.

3.2.Interest Rate.  The outstanding principal balance of the New Loan shall bear interest as specified in the Amended and Restated Note.

3.3.Making the New Loan Advances.  Each New Loan Advance shall be made by the Company delivering a Request for Advance to Investor specifying the amount of such New Loan Advance.  Each Request for Advance must be delivered to Investor by the Company before 12:00 P.M.  (Minneapolis, Minnesota time) on a Business Day which is at least five Business Days prior to the date of such New Loan Advance; provided however that no such New Loan Advance shall be made while an Event of Default exists nor after the expiration of the Availability Period.  Any Request for Advance received by Investor after 12:00 P.M.  (Minneapolis, Minnesota time) on a Business Day shall be deemed to have been received and be effective on the next Business Day.  The amount of the New Loan Advance requested from Investor shall be made available to the Company by wire transferring such funds to an account designated by the Company in writing.

3.4.Conditions Precedent to New Loan Advances.  Investor’s obligation to make each New Loan Advance shall be subject to the following conditions precedent that on the Closing Date (with respect to the effectiveness of this Agreement only) or on the date of each subsequent New Loan Advance:

(a)

the following statements shall be true (and the receipt by the Company of the proceeds of each New Loan Advance shall be deemed to constitute a representation and warranty by the Company that such statements are true on such date):

(i)

the representations and warranties set forth in this Agreement and in each other Transaction Document, are true and correct in all material respects as of the date of each New Loan Advance to the same extent and with the same effect as if made at and as of the date thereof, except as disclosed in writing to Investor, and except to the extent such representations and warranties relate to a specific earlier date in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date;

(ii)

No Default or Event of Default has occurred and is continuing, or would result from such New Loan Advance, or would constitute an Event of Default but for the requirement that notice be given or time elapsed or both;

(iii)

No license, permit, permission or authority necessary for the operation, lease or use of any Collateral, and necessary and procurable at such time, has been denied, revoked or challenged by or before any Governmental Authority.

(b)	Investor shall have received such other approvals, opinions or documents as Investor may reasonably request.
(c)

Notwithstanding the foregoing provisions of this Section 3.4, Investor shall not be required to make New Loan Advances if the Company (i) engages in any subsequent debt or equity financing transaction with aggregate proceeds to the Company in excess of $10,000,000 or (ii) is subject to a Change of Control.

3.5.New Loan Advance Amounts.  Each New Loan Advance shall be in a minimum amount of $1,000,000.

3.6.Evidence of New Loan Advances.  Each New Loan Advance shall be evidenced by one or more accounts or records maintained by Investor.  The accounts or records maintained by Investor shall be prima facie evidence of the amount of the New Loan Advances.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loan Obligations.

4.LOAN OBLIGATIONS.

4.1.Prepayment of the Loan Obligations.  The Loan Obligations, if and to the extent not previously converted to stock in the Company, may be prepaid to Investor only as specified in the Amended and Restated Note.

4.2.Repayment of the Loan Obligations.  The Loan Obligations, if and to the extent not previously converted to stock in the Company, shall be repaid to Investor as follows:

(a)

The outstanding principal balance under the Amended and Restated Note, together with all accrued interest under the Amended and Restated Note, shall be due and payable as specified in the Amended and Restated Note; and

(b)	All other Loan Obligations shall be due and payable on the earlier of the Maturity Date or as otherwise specified in the applicable Transaction Documents.

4.3.Conversion of the Loan Obligations.  The Loan Obligations, if and to the extent not previously paid to Investor, may be converted to stock in the Company as specified in the Amended and Restated Note.

4.4.Warrant.  On the Closing Date, the Company shall issue the Warrant to Investor.

5.CONDITIONS PRECEDENT TO FUNDING.  The obligation of Investor to make a initial New Loan Advance on the Closing Date is subject to the conditions precedent that Investor shall have received the following, in form and substance satisfactory to Investor:

5.1.Agreement.  This Agreement, duly executed by the Company;

5.2.Amended and Restated Note.  The Amended and Restated Note, duly executed by the Company;

5.3.Security Agreement.  The Security Agreement shall remain in effect;

5.4.Warrant.  The Warrant, duly executed by the Company;

5.5.Other Actions.  Evidence that all other actions necessary or, in the opinion of Investor, desirable to enable Investor to perfect and protect Investor’s rights, titles and interests under the Transaction Documents; and

5.6.Secretary’s Certificate.  A certificate of the secretary of the Company together with a true and correct copy the resolutions of the Finance Committee of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement, the other Transaction Documents, and all documentation executed and delivered in connection therewith to which the Company is a party.

6.Investment Representations of Investor.  In connection with the Company’s issuance of the Amended and Restated Note, the potential conversion of the Amended and Restated Note into stock of the Company, and the purchase of the Warrant (collectively, the “Securities”), Investor represents as follows:

6.1.Information.  Investor is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities.  Further, Investor has had an opportunity to ask questions of, and receive answers from, the Company or an agent of the Company concerning the terms and conditions of the investment and the business and affairs of the Company, and to obtain any additional information necessary to verify such information as Investor considers necessary or advisable in order to form a decision concerning an investment in the Company.

6.2.Principal Place of Business.  Investor’s principal place of business is located at 1725 Roe Crest Drive, North Mankato, Minnesota 56003.

6.3.Purpose.  Investor is acquiring the Securities for investment for its own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.  Investor understands that the Securities have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Investor’s investment intent as expressed herein.

6.4.Securities to be Held.  Investor acknowledges and understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  Investor further acknowledges and understands that the Company is under no obligation to register the Securities.  Investor understands that any certificate evidencing the Securities will be imprinted with a legend, which prohibits the transfer of the securities unless they are registered, or such registration is not required in the opinion of counsel for the Company.

6.5.Registration Exemption.  Investor further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering or under Rule 144 will bear a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

6.6.Accredited Status.  Investor is an entity in which all of the equity owners are accredited investors as defined under Rule 501 of Regulation D under the Securities Act.

6.7.Duly Authorized.  This Agreement has been duly authorized by all necessary action on the part of Investor, has been duly executed and delivered by Investor, and is a valid and binding agreement of Investor.

6.8.Existence.  Investor is a limited liability company validly existing and in good standing under the law of the State of Minnesota and was not organized for the specific purpose of acquiring the Securities.

6.9.Lock-Up Agreement.  Investor hereby agrees that, if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the Securities Act, Investor will not sell or otherwise transfer any shares or other securities of the Company held by it during the 180 day period following the effective date of such a registration statement; provided, however, that such registration will only apply to the first registration statement of the Company to become effective under the Securities Act which includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act.  The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period.

7.REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company represents and warrants that the following statements are accurate, except as may be disclosed in the Disclosure Schedules:

7.1.Company.  The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Minnesota and is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect.  The Company has the power and authority to own and operate its assets and to carry on its business and to execute, deliver, and perform its Loan Obligations under the Transaction Documents to which it is a party.

7.2.Transaction Documents.  The execution, delivery and performance by the Company of the Transaction Documents are within the Company’s powers, have been duly authorized by all necessary action, do not contravene:  (i) the articles of incorporation or bylaws of the Company; or (ii) any law or any contractual restriction binding on or affecting the Company; and do not result in or require the creation of any lien, security interest or other charge or encumbrance (other than pursuant to the terms of the Transaction Documents) upon or with respect to any of its properties.

7.3.Governmental Approvals.  To the knowledge of the Company, no consent, permission, authorization, order or license of any Governmental Authority or of any party to any agreement to which the Company is a party or by which it or any of its property may be bound or affected, is required for the execution, delivery, performance or enforcement of the Transaction Documents or the creation and perfection of the liens and security interest granted thereby, except as have been obtained and are in full force and effect.

7.4.Enforceability.  This Agreement is, and each other Transaction Document to which the Company is a party when delivered will be legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditor’s rights generally and by general principles of equity.

7.5.Litigation.  Except as described on Schedule 7.5, there is no pending or, to the knowledge of the Company, threatened litigation, action, proceeding, or labor controversy against or, to the knowledge of the Company, affecting the Company, that has or would reasonably be expected to have a Material Adverse Effect on (i) the ability of the Company to perform its obligations under any Transaction Document to which it is a party, (ii) the Debt or the Collateral granted, or purported to be granted, in favor, or for the benefit, of Investor pursuant to this Agreement or the other Transaction Documents, or (iii) the rights or remedies of Investor under any Transaction Document with respect to the Company or the Collateral.

7.6.Use of Proceeds of Advances, etc.  (i) No proceeds of the New Loan will be used to acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934; (ii) the Company is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System); and (iii) no proceeds of the New Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

7.7.Liens.  Except as created by the Transaction Documents and except for Permitted Liens, there is no lien, security interest or other charge or encumbrance, and no other type of preferential arrangement, upon or with respect to any of the properties or income of the Company, which secures Debt of any Person.

7.8.Taxes.  The Company has filed or caused to be filed all federal, state and local tax returns that are required to be filed and has paid all other taxes, assessments, and governmental charges or levies upon itself and its property, income, profits and assets which are due and payable, except as permitted by extensions of filing dates, and where the payment of such tax, assessment, government charge or levy is being contested in good faith and by appropriate proceedings and adequate reserves in compliance with GAAP have been set aside on the Company’s books therefor.

7.9.Disclosure.  All factual information furnished by or on behalf of the Company in writing to Investor (including all factual information contained in the Transaction Documents) for purposes of or in connection with this Agreement, the other Transaction Documents or any transaction contemplated herein or therein is, and all other such factual information hereafter furnished by or on behalf of the Company to Investor, will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information not misleading in any material respect at such time in light of the circumstances under which such information was provided.

7.10.Operation of Business.  The Company possesses all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, necessary to conduct its business substantially as now conducted and will obtain all such licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto necessary to conduct its business as presently proposed to be conducted except those that the failure to so possess could not reasonably be expected to have a Material Adverse Effect, and the Company is not in violation of any valid rights of others with respect to any of the foregoing except violations that could not reasonably be expected to have such a Material Adverse Effect.

7.11.ERISA Plans.  The Company has not (or within the five year period immediately preceding the date hereof had) any liability in respect with ERISA.  The Company does not have any contingent liability with respect to any post-retirement benefit under any “welfare plan” (as defined in Section 3(1) of ERISA), other than liability for continuation coverage under Part 6 of Title I of ERISA.

7.12.Investment Company Act.  The Company is not, and after giving effect to the Loans and the application of the proceeds of the Loans as described herein will not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

7.13.Compliance with Laws.  To the Company’s knowledge, the Company is in compliance in all material respects with all Laws, the failure to comply with which could have a Material Adverse Effect on the Company.

7.14.Subsidiaries.  Schedule 7.14 sets forth the name of each direct or indirect subsidiary of the Company on the date hereof, its form of organization, its jurisdiction of organization, and the total number of issued and outstanding shares or other interests thereof.

7.15.Insurance.  All insurance required to be obtained and maintained by the Company, as of the date this representation is made or deemed repeated, pursuant to the Transaction Documents has been obtained, is in full force and effect as of each date this representation is made and complies with the insurance requirements set forth herein and in the other Transaction Documents.  All premiums then due and payable on all such insurance have been paid.

8.COVENANTS OF THE COMPANY.

8.1.Affirmative Covenants.  So long as any Loan Obligations remain unpaid and unconverted to stock of the Company, the Company shall, unless Investor otherwise consents in advance in writing:

(a)

Compliance with Laws, etc.  Comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (i) all applicable laws relating to medical devices, (ii) all employee benefit laws, and (iii) paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith.

(b)	Reporting Requirements. Deliver to Investor:
(i)	The information provided to the Company’s Board of Directors in connection with meetings of the Board of Directors; and
(ii)

such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as Investor may from time to time reasonably request, as long as providing such information does not cause the Company to be in violation of any state or federal securities laws.

(c)

Inspection.  The Company shall permit Investor, at Investor’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by Investor, as long as such inspection does not cause the Company to be in violation of any state or federal securities laws.

(d)

Liens.  There shall be no lien, security interest or other charge or encumbrance, and no other type of preferential arrangement, upon or with respect to any of the Collateral or other properties or income of the Company which secures Debt of any Person, except for the security interests created by the Transaction Documents.

(e)

Insurance.  Maintain insurance with financially sound and reputable insurance companies in such amounts and covering such risks as are usually carried by entities engaged in similar businesses and owning similar properties in the same general areas in which the Company operates, and make such increases in the type or amount or coverage as Investor may reasonably request, provided that in any event the Company will maintain workers’ compensation insurance, property insurance and comprehensive general liability insurance reasonably satisfactory to Investor.  The Company shall maintain, at a minimum, directors and officers liability insurance, commercial liability insurance, business interruption insurance, and general commercial property insurance.  All such policies insuring any Collateral for the Loan Obligations shall name Investor as an additional insured in form and substance reasonably acceptable to Investor.  Each insurance policy covering Collateral shall be in compliance with the requirements of the Security Agreement in all material respects.  The Company shall provide a duplicate copy of each insurance policy to Investor.

(f)

Property and Maintenance.  Maintain and preserve all of its property and each and every part and parcel thereof that is necessary to or useful in the proper conduct of its business in good repair, working order, and condition, ordinary wear and tear excepted, and in compliance with all applicable laws, and make all alterations, replacements, and improvements thereto as may from time to time be necessary in order to ensure that its properties remain in good working order and condition and compliance.

(g)

Books and Records.  The Company shall keep proper books of record and account with complete, true and accurate entries in conformity with GAAP and all requirements of law shall be made of all financial transactions and matters involving the assets and business of the Company, and shall maintain such books of record and account in material conformity with applicable requirements of any Governmental Authority having regulatory jurisdiction over the Company.  The Company shall keep books and records separate from the books and records of any other Person (including any

Affiliates of the Company) that accurately reflect all of their business affairs, transactions and the documents and other instruments that underlie or authorize all of its corporate actions.

(h)

Maintenance of Existence.  The Company shall preserve, renew and keep in full force and effect its corporate existence and good standing in the State of Minnesota and take all actions to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business.

(i)

Additional Assurances.  Upon written request of Investor, the Company shall promptly perform any and all acts and execute any and all documents (including UCC financing statements and UCC continuation statements) reasonably requested by Investor:  (i) for filing under the provisions of the UCC or any other Law that are necessary or advisable to maintain in favor of Investor the security interests that are duly perfected in accordance with all applicable Laws or otherwise for the purposes of perfecting any security interest created, or purported to be created, in favor of Investor; (ii) for the purposes of ensuring the validity and legality of this Agreement or any other Transaction Document and the rights of Investor hereunder or thereunder; and (iii) for the purposes of facilitating the proper exercise of rights and powers granted to Investor under this Agreement or any other Transaction Document.

8.2.Negative Covenants.  So long as any of the Loan Obligations remain unpaid or unconverted to stock of the Company, the Company shall not, without the prior written consent of Investor:

(a)	Organization; Name; Chief Executive Office. Change its state of organization, name or the location of its chief executive office without at least 60 days prior written notice to Investor;
(b)

Transfer of Assets.  Sell, lease, assign, transfer, or otherwise voluntarily dispose of any of its assets, or permit any of its subsidiaries to sell, lease, assign, transfer, or otherwise voluntarily dispose of any of their assets except:  (i) dispositions of inventory in the ordinary course of business; and (ii) dispositions of:  (A) obsolete or worn out equipment; (B) equipment or real property not necessary for the operation of its business; (C) equipment or real property which is replaced with property of equivalent or greater value as the property which is disposed; or (D) with the prior written consent of Investor; or

(c)	Redeem Preferred Stock. Purchase, repurchase or redeem any Preferred Stock.

9.EVENTS OF DEFAULT AND REMEDIES.

9.1.Events of Default.  Each of the following events shall be an “Event of Default”:

(a)

The Company fails to observe or perform any other covenant, obligation, condition, or agreement contained in the Transaction Documents and such failure continues for 15 days after written notice by Investor to the Company of such failure.

(b)

The Company makes an assignment for the benefit of creditors, or admits in writing its inability to generally pay its debts as they become due, or files a voluntary petition for bankruptcy, or files any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, dissolution or similar relief under any present or future Law, or files any answer admitting the material allegations of a petition filed against the Company in any such proceeding, or seeks or consents to or acquiesces in the appointment of any trustee, assignee for the benefit of creditors, receiver or liquidator of the Company, or of all or any substantial part of the properties of the Company, or the Company or its respective directors or majority shareholders take any action looking to the dissolution or liquidation of the Company.

(c)

Within 60 days after the commencement of any proceeding against the Company seeking any bankruptcy reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future Law, such proceeding has not been dismissed, or within 60 days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment has not been vacated.

(d)

The acquisition, directly or indirectly, by any Person or related group of Persons, other than Investor or an Affiliate of Investor, of beneficial ownership of stock of the Company that results in such Person or related group of Persons owning stock comprising more than 50% of the voting stock of the Company.

(e)

An administrative or judicial proceeding against the Company by any Person which has not been dismissed within 90 days after commencement, seeking fines, penalties, restitution, recoveries or damages of more than $5,000,000.00.

9.2.Remedies.  Upon the occurrence of an Event of Default and at any time while such Event of Default is continuing, Investor:

(a)	May exercise any and all rights and remedies afforded to Investor under the Transaction Documents or by applicable law or equity; and
(b)

May, by notice to the Company, obtain the appointment of a receiver to take possession of all Collateral.  The Company hereby irrevocably consents to the appointment of such receiver and agrees to cooperate and assist any such receiver to facilitate the transfer of possession of the Collateral to such receiver and to provide such receiver access to all books, records, information and documents as requested by such receiver.

9.3.Remedies Cumulative.  Each and every power or remedy specifically given in the Transaction Documents shall be in addition to every other power or remedy, existing or implied, given now or hereafter existing at law or in equity, and each and every power and remedy specifically given in the Transaction Documents or otherwise so existing may be exercised from time to time and as often and in such order as may be deemed expedient by Investor, and the exercise or the beginning of the exercise of one power or remedy shall not be deemed a waiver of the right to exercise at the same time or thereafter any other power or remedy.  No delay or omission of Investor in the exercise of any right or power accruing in the Transaction Documents shall impair any such right or power or be construed to be a waiver of any Default or Event of Default or acquiescence therein.

10.MISCELLANEOUS.

10.1.Amendments, Etc.  No amendment or waiver of any provision of any Transaction Document to which the Company is a party, nor any consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be agreed or consented to by Investor and the Company, and each such amendment, waiver and consent shall be effective only in the specific instance and for the specific purpose for which given.

10.2.Notices, Etc.  All notices and other communications provided for under any Transaction Document shall be in writing and mailed, faxed, or delivered at the addresses set forth below, or at such other address as such party may specify by written notice to the other Parties hereto:

If to the Company:	Envoy Medical Corporation
4875 White Bear Parkway
White Bear Lake, MN 55110
Attention: Brent Lucas
Email: [****]

With a copy (which shall not constitute notice) to:

Fredrikson & Byron, P.A.
200 South Sixth Street, Suite 4000
Minneapolis, MN 55402-1425
Attention: Melodie Rose
Email: [****]
If to Investor:	GAT Funding, LLC
[****]
Attention: Glen Taylor

All such notices and communications shall have been duly given and shall be effective (i) when delivered, (ii) the Business Day following the day on which the same has been delivered prepaid (or pursuant to an invoice arrangement) to a reputable national overnight air courier service, or (iii) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid.

10.3.Costs and Expenses.  The Company agrees to pay on demand all costs and expenses (including reasonable counsel fees and expenses) incurred by Investor in connection with the enforcement of the Transaction Documents and the other documents to be delivered under the Transaction Documents, including all such costs and expenses associated with defending, protecting or enforcing the Transaction Documents in any bankruptcy proceedings.

10.4.Severability of Provisions.  Any provision of this Agreement or of any other Transaction Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity or unenforceability of such provision in any other jurisdiction.

10.5.Binding Effect; Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Company and Investor and their respective successors and assigns, except that the Company shall have no right to assign or otherwise transfer its rights hereunder or any interest herein without the prior written consent of Investor.

10.6.Indemnification by the Company.  The Company hereby agrees to indemnify Investor against, and hold Investor harmless from, any and all losses, claims, damages, liabilities and related expenses (including all reasonable fees, costs and expenses of counsel for Investor), incurred by Investor or asserted against Investor by the Company or any other Person arising out of, in connection with, or as a result of:

(a)	the execution or delivery of this Agreement, any other Transaction Document or any agreement or instrument contemplated hereby or thereby;
(b)	the performance by the Parties or to the other Transaction Documents of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby;
(c)	any Loan or the use or proposed use of the proceeds therefrom;
(d)

any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by the Company, any of the Company’s directors or shareholders, or any of the Company’s other creditors, and regardless of whether Investor is a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Transaction Documents is consummated, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of Investor;

provided that such indemnity shall not, as to Investor, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of Investor.  Except as otherwise provided herein, all amounts due under this Section 10.6 shall be payable not later than 10 Business Days after demand therefor.

10.7.Consent to Jurisdiction.  The Parties hereby irrevocably submit to the jurisdiction of any Minnesota State court sitting in Ramsey County, Minnesota, or Federal court sitting in St.  Paul, Minnesota, in any action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents, and each party hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Minnesota State court or in such Federal court.  Each party hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

10.8.Governing Law.  THE VALIDITY OF THIS AGREEMENT, TOGETHER WITH ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HEREUNDER SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MINNESOTA (WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF).

10.9.Execution in Counterparts.  This Agreement may be executed in any number of counterparts and on facsimile or electronic mail counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same agreement.

10.10.Survival.  All covenants, agreements, representations and warranties made by the Company in the Transaction Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Transaction Document shall be considered to have been relied upon by the other party hereto and shall survive the execution and delivery of the Transaction Documents and the making of any New Loan Advances, regardless of any investigation made by any such other party on its behalf and notwithstanding that Investor may have had notice or knowledge of any Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as any Loan Obligations are outstanding and unpaid.  The expense reimbursement, additional cost, capital adequacy and indemnification provisions of this Agreement shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loan Obligations, the expiration of the commitments to advance the New Loan Advances or the termination of this Agreement or any provision hereof.  This Agreement shall terminate on the date (the “Termination Date”) on which all Loan Obligations then due and owing have been paid in full, all commitments to make New Loan Advances have been terminated except that (x) those provisions which by the express terms thereof continue in effect notwithstanding the Termination Date, and (y) the Loan Obligations in the nature of continuing indemnities not yet due and payable, shall continue in effect.

10.11.Entire Agreement.  THIS AGREEMENT, THE AMENDED AND RESTATED NOTE, THE SECURITY AGREEMENT, THE WARRANT AND THE OTHER TRANSACTION DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO OR THERETO.

10.12.WAIVER OF JURY TRIAL.  EACH OF THE COMPANY AND INVESTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT TO WHICH IT IS A PARTY OR ANY INSTRUMENT OR DOCUMENT DELIVERED THEREUNDER.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company and Investor have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

ENVOY MEDICAL CORPORATION

By:	/s/ Brent Lucas
Name:	Brent Lucas
Title:	Chief Executive Officer

GAT FUNDING, LLC

By:	/s/ Glen Taylor
Name:	Glen Taylor

SCHEDULE 7.14

SUBSIDIARIES

Envoy Medical GmbH